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                                                                    EXHIBIT 99.1

NEWS BULLETIN
FROM:


(DT INDUSTRIES LOGO)                                       907 West Fifth Street
                                                                Dayton, OH 45407

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FOR FURTHER INFORMATION:

AT THE COMPANY:                         AT FRB/WEBER SHANDWICK
JOHN M. CASPER                          LISA FORTUNA
CHIEF FINANCIAL OFFICER                 lfortuna@webershandwick.com
(937) 586-5000                          (312) 266-7800


FOR IMMEDIATE RELEASE
TUESDAY, OCTOBER 21, 2003


          DT INDUSTRIES ANNOUNCES AMENDMENT TO SENIOR CREDIT FACILITY

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DAYTON, OH, OCTOBER 21, 2003 -- DT INDUSTRIES, INC. (NASDAQ: DTII), an
engineering-driven designer, manufacturer and integrator of automation systems and related equipment used to manufacture, assemble, test or package industrial and consumer products, today announced that it has reached an agreement with its lenders to amend its senior credit facility.

The amended credit facility includes a waiver for the Company's covenant defaults for the fourth quarter of fiscal 2003 and the first quarter of fiscal 2004, revised financial covenants and a reduction of the revolving loan commitment from $45 million to approximately $42 million. Pursuant to the amended facility, the Company is subject to an increased interest rate on its outstanding indebtedness if it fails to reduce to $18 million the outstanding principal balance of the indebtedness and revolving loan commitment by January 31, 2004. In connection with the amended facility, the Company agreed to pay an amendment fee of 0.25% of the revolving loan commitment plus the outstanding term loan and, in the event it fails to divest certain assets and reduce the outstanding principal balance of the indebtedness by at least $22 million by January 31, 2004, a facility fee of 1.50% of the revolving loan commitment plus the outstanding term loan.

In light of the reduced availability under the amended credit facility, the Company will need to effectively manage its cash to meet its liquidity and debt reduction needs through July 2, 2004, the maturity date of the facility. The Company believes that it will be able to satisfy its liquidity needs after July 2, 2004 by delaying or reducing capital expenditures, restructuring or refinancing its debt, selling assets or seeking additional equity capital.

Certain information contained in this press release includes forward-looking statements made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended. These statements comprising all statements herein which are not historical reflect the Company's current expectations and projections about its future results,

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performance, liquidity, financial condition, prospects and opportunities, and are based upon information currently available to the Company and its interpretation of what it believes to be significant factors affecting its businesses, including many assumptions regarding future events. References to the words "will", "believes", and similar expressions used herein indicate such forward-looking statements. The Company's actual results, performance, liquidity, financial condition, prospects and opportunities could differ materially from those expressed in, or implied by, these forward-looking statements as a result of various risks, uncertainties and other factors, including the amount and availability of, and the Company's ability to comply with restrictions and covenants relating to, the indebtedness under its senior credit facility, the Company's ability to refinance or further extend its senior credit facility in order to meet its liquidity needs after July 2, 2004, the Company's ability to achieve anticipated cost savings from its corporate restructuring and cost reduction initiatives, the Company's ability to continue upgrading and modifying its financial, information and management systems and controls to manage its operations on an integrated basis and report its results, continued economic downturns in industries or markets served, delays or cancellations of customer orders, delays in shipping dates of products, significant cost overruns on projects, customer demand for new products and applications, the loss of a key customer, significant pre-tax charges, including for goodwill impairment, the write-down of assets, warranty-related expenses and restructuring charges, foreign currency exchange rate fluctuations, changes in interest rates, increased inflation, collectibility of past due customer receivables and other factors described in the Company's Annual Report on Form 10-K for the fiscal year ended June 29, 2003, filed with Securities and Exchange Commission.